SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 14, 1998

                                 ---------------

                     Information Management Associates, Inc.
             (Exact name of registrant as specified in its charter)

                                   Connecticut
                 (State or other jurisdiction of incorporation)


         001-13211                                 06-1289928
  (Commission File Number)           (I.R.S. Employer Identification No.)


           One Corporate Drive, Suite 414, Shelton, Connecticut, 06484
               (Address of principal executive offices) (zip code)


                               (203) 925-6800
           (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS.

     Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release issued by Information Management Associates, Inc. (the "Registrant") on August 11, 1998, announcing that the Registrant has entered into a Stock Purchase Agreement by and among Mitsucon Tecnologia S/A ("Mitsucon"), Mitsucon Comercial Ltda., Mitsucon Informatica, Ltda., Ernesto Hiroshi Sunago, Mario Minoru Noguchi and Cristina Antakly Adib (the "Purchase Agreement"), pursuant to which the Registrant agreed to purchase nineteen and 8/10ths percent (19.8%) of the outstanding capital stock of Mitsucon, a Brazilian corporation which distributes the Registrant's products in the Brazilian market. The purchase price will consist of approximately $1,610,000 in cash (including acquisition expenses). The consummation of the transaction is subject to certain conditions set forth in the Purchase Agreement, including the completion of an asset contribution agreement among Mitsucon, Mitsucon Comercial Ltda. and Mitsucon Informatica, Ltda. The Registrant expects the stock purchase to close by the end of August. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

     (a) Exhibits

          2.1 Stock Purchase Agreement dated as of July 31, 1998 by and among Mitsucon Tecnologia S/A ("Mitsucon"), Mitsucon Comercial Ltda., Mitsucon Informatica, Ltda., Ernesto Hiroshi Sunago, Mario Minoru Noguchi and Cristina Antakly Adib.

          99.1 Press Release dated August 11, 1998, announcing the execution of the Stock Purchase Agreement.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    August 14, 1998          INFORMATION MANAGEMENT
                                       ASSOCIATES, INC.



                                 By:   /s/ Gary R. Martino
                                       ____________________________________
                                       Name:    Gary R. Martino
                                       Title:   Chairman of the Board of
                                              Directors, Chief Financial
                                              Officer and Treasurer





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